Exhibit 10.1

THIRTEENTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Thirteenth Amendment to Loan and Security Agreement is entered into as of May 5, 2020 (the “Amendment”), by and between EAST WEST BANK (“Bank”), IDENTIV, INC. (“Parent”) and THURSBY SOFTWARE SYSTEMS, LLC (“TSS”). TSS and Parent are also referred to herein individually as a “Borrower” and collectively as the “Borrowers”.

RECITALS

Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of February 8, 2017, as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of March 27, 2017, that certain Second Amendment to Loan and Security Agreement dated as of December 19, 2017, that certain Third Amendment to Loan and Security Agreement dated as of January 30, 2018, and that certain Fourth Amendment to Loan and Security Agreement dated as of February 5, 2018, that certain Fifth Amendment to Loan and Security Agreement dated as of March 6, 2018, that certain Sixth Amendment to Loan and Security Agreement dated as of April 14, 2018, that certain Seventh Amendment to Loan and Security Agreement dated as of July 17, 2018, that certain Eighth Amendment to Loan and Security Agreement dated as of November 1, 2018, that certain Ninth Amendment to Loan and Security Agreement dated as of January 2, 2019, that certain Tenth Amendment to Loan and Security Agreement dated as of February 6, 2019, that certain Eleventh Amendment to Loan and Security Agreement dated as of March 28, 2019 and that certain Twelfth Amendment to Loan and Security Agreement dated as of January 28, 2020 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.    The following is added as new clauses (l) and (m) to the definition of “Permitted Indebtedness” set forth in Section 1.1 of the Agreement:

(l)     unsecured Indebtedness in an original principal amount of $2,914,500 with respect to the loan provided to Borrower under the Paycheck Protection Program pursuant to the Coronavirus Aid, Relief, and Economic Security Act, dated March 27, 2020 (the “CARES Act”), the proceeds of which are used in compliance with the CARES Act (the “PPP Loan”); and

(m)    Indebtedness of up to $4,000,000 owing to 21 April Fund, Ltd., 21 April Fund, LP and/or other Affiliates of Bleichroder L.P (the “Investor Debt”) that is subject to a fully executed subordination agreement in form and substance satisfactory to Bank.

2.    The following is added as a new clause (k) to the definition of “Permitted Lien” set forth in Section 1.1 of the Agreement:

(k)    Liens securing the Investor Debt that is subject to a fully executed subordination agreement in form and substance satisfactory to Bank.

3.    The following definition is added to Section 1.1 of the Agreement in alphabetical order:

“Leniency Period” means the period beginning on May 1, 2020 and ending on September 30, 2020.

4.    The following definition in Section 1.1 of the Agreement is amended and restated in its entirety to read as follows:

“EBITDA” means, as of any particular measurement period, Borrowers’ earnings (i) before interest, taxes, depreciation and amortization expenses, determined in accordance with GAAP, and excludes provision (benefit) for, net income (loss) attributable to non-controlling interest, foreign currency losses (gains), impairment of goodwill, stock-based compensation, non-cash expense (gains), one-time expenses not to exceed $200,000 per fiscal quarter, and restructuring and severance expenses not to exceed (x) $1,000,000 for quarter ending June 30, 2020, (y) $1,000,000 for quarter ending September 30, 2020, and (z) $300,000 for each fiscal quarter thereafter; minus (ii) non-operating income resulting from any forgiveness of the PPP Loan; and plus (iii) the cash proceeds from the sale and issuance of equity securities and/or the Investor Debt or other Subordinated Debt incurred during such measurement period.

5.    The following is added immediately after the end of the first sentence set forth in Section 2.1(b)(ii) of the Agreement:

Notwithstanding the foregoing, Borrowers are not required to make monthly principal payments on the Term Loan for the three payment dates of May 1, 2020, June 1, 2020 or July 1, 2020.

6.    Section 6.3(a) of the Agreement is amended and restated in its entirety to read as follows:

(a) as soon as available, but in any event within twenty (20) days after the last day of each month, a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto; and within twenty (20) days after the last day of each month of the Leniency Period, a global cash balance worksheet;

7.    Section 6.9 of the Agreement is amended and restated in its entirety to read as follows:

6.9    Financial Covenants.

(a)    Minimum Cash.

(i)    Borrowers shall maintain a minimum of Four Million Dollars ($4,000,000) in unrestricted cash in their account(s) at Bank at all times; provided however that during the Leniency Period, Borrowers are only required to maintain a minimum of Three Million Dollars ($3,000,000) in unrestricted cash in their account(s) at Bank at all times during such period.

(ii)    The aggregate sum of all of Borrowers’ unrestricted cash shall be at least Three Million Five Hundred Thousand Dollars ($3,500,000) at all times during the Leniency Period.

(b)    Minimum EBITDA. Borrowers’ minimum trailing six-month EBITDA shall be at least $600,000, measured on a monthly basis for all periods during the Leniency Period; and for each month thereafter, Borrowers’ minimum trailing three-month EBITDA shall be at least $300,000.

(c)    Fixed Charge Coverage Ratio. For so long as the Term Loan is outstanding, Borrower shall maintain a Fixed Charge Coverage Ratio of at least 1.15 : 1.00, measured on a quarterly basis, beginning with the calendar quarter ending March 31, 2020.

8.    Section 7.9 of the Agreement is amended and restated in its entirety to read as follows:

7.9    Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of the subordination agreement governing such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent. Without limiting the foregoing, and for the sake of clarity, Borrowers shall not make any payments on account of the Investor Debt until after Term Loan has been repaid in full and in any event, no payment shall be made on the Investor Debt if any Event of Default has occurred that is continuing or would exist after giving effect to such payment.

9.    The Exhibit D to the Agreement is replaced in its entirety with the Exhibit D attached hereto.

10.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

11.    Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing, after giving effect to this Amendment.

12.    Bank waives (a) any noncompliance with Section 6.9(c) and/or Section 6.9(d) of the Agreement (in effect prior to the effectiveness of this Amendment) for periods ended March 31, 2020 and April 30, 2020 and (b) any noncompliance prior to the date hereof related to the implementation of the debt facility referred to in clause (l) of the definition of “Permitted Indebtedness” contained in the Agreement (as amended hereby). Bank does not waive Borrower’s obligations under such sections or with respect to such facility or definition after the date hereof and as amended herein, and Bank does not waive any other failure by Borrower to perform its obligations under the Loan Documents.

13.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof. Notwithstanding the foregoing, Borrowers shall deliver all original signed documents requested by Bank no later than five (5) Business Days following the date of execution.

14.    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)    this Amendment, duly executed by Borrowers;

(b)    amendment to warrant to purchase stock;

(c)    payment of an amendment and waiver fee in the amount of $30,000 plus all Bank Expenses incurred through the date of this Amendment; and

(d)    such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

IDENTIV, INC.

By:	Sandra Wallach

Name:	/s/ Sandra Wallach

Title:	CFO

THURSBY SOFTWARE SYSTEMS, LLC

By:	Sandra Wallach

Name:	/s/ Sandra Wallach

Title:	CFO

EAST WEST BANK

By:	Kelvin Chan

Name:	/s/ Kelvin Chan

Title:	Managing Director

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	EAST WEST BANK

FROM:	IDENTIV, INC.

The undersigned authorized officer of IDENTIV, INC., on behalf of itself and all other Borrowers, hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) each Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties of Borrowers stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that the annual financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and such other financial information is prepared consistently from one period to the next; except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
Borrowing Base Certificate	Monthly within 20 days		Yes	No
Global Cash Worksheet	Monthly within 20 days		Yes	No
A/R & A/P Agings	Monthly within 20 days		Yes	No
Inventory report	Monthly within 20 days		Yes	No
Compliance Certificate	Monthly within 20 days		Yes	No
Monthly financial statements with compliance certificate	Monthly within 30 days		Yes	No
Annual financial statements (CPA Audited)	Annually within 180 days of fiscal year end		Yes	No
Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 30 days prior to the beginning of each fiscal year		Yes	No
Contact/address list of Borrowers’ account debtors	Within 30 days of FYE		Yes	No
A/R and Collateral Audit	Annual		Yes	No
Deposit balances with Bank	$		Yes	No
Deposit balance outside Bank	$

Financial Covenant	Required	Actual	Complies
Minimum Unrestricted Cash at Bank during Leniency Period	$3,000,000	$	Yes	No
Minimum Unrestricted Cash at Bank after Leniency Period	$4,000,000	$	Yes	No
Minimum Aggregate Unrestricted Cash during Leniency Period	$3,500,000	$	Yes	No
Minimum trailing 6 month EBITDA (during Leniency Period)	$600,000	$	Yes	No
Minimum trailing 3 month EBITDA (10/1/20 and onward)	$300,000	$	Yes	No
Minimum Fixed Charge Coverage Ratio (while Term Loan is outstanding)	1.15 : 1.00	: 1.00	Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY
Received by:
Sincerely,	AUTHORIZED SIGNER
Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER
Date:
TITLE
	Compliance Status	Yes	No
DATE